                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant                             [X]
Filed by Party other than the Registrant        [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        EMMIS COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified in its Charter)

                        EMMIS COMMUNICATIONS CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5) Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                     -----------------------------------------------------------
                  2) Form, Schedule or Registration Statement No.:

                     -----------------------------------------------------------
                  3) Filing Party:

                     -----------------------------------------------------------
                  4) Date Filed:

                     -----------------------------------------------------------

                          [EMMIS COMMUNICATIONS LOGO]






                                                                    May 26, 1998



Dear Shareholder:

   The directors and officers of Emmis Communications Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Tuesday, June 29, 1999, at 10:00 a.m. at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana.

   The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, PLEASE MARK, SIGN, AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ON THE BUSINESS MATTERS OF THE MEETING WILL BE RECORDED.

   We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postage paid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

   We look forward to seeing you on June 29.

                                                           Sincerely,



                                                           Jeffrey H. Smulyan
                                                           President and
                                                           Chairman of the Board

                        EMMIS COMMUNICATIONS CORPORATION
                              INDIANAPOLIS, INDIANA
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


   The annual meeting of the shareholders of Emmis Communications Corporation (the "Corporation") will be held on Tuesday, June 29, 1999, at 10:00 a.m. at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana, to consider and to take action on the following matters:

    1. The election of eight directors of the Corporation for terms of one year;

    2. The approval of the 1999 Equity Incentive Plan;

    3. The approval of independent auditors; and

    4. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on April 30, 1999 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                          By order of the Board of Directors,



                                          Norman H. Gurwitz
                                          Secretary



Indianapolis, Indiana
May 26, 1999

                        EMMIS COMMUNICATIONS CORPORATION
                                 ONE EMMIS PLAZA
                               40 MONUMENT CIRCLE
                           INDIANAPOLIS, INDIANA 46204


                                 PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Emmis Communications Corporation of proxies to be voted at the annual meeting of shareholders to be held on Tuesday, June 29, 1999, and at any adjournment thereof. The approximate date of mailing this proxy statement is May 26, 1999. The following is important information in a question-and-answer format regarding the annual meeting and this proxy statement.

Q: WHAT AM I VOTING ON?

   o Election of eight directors (Susan B. Bayh, Gary L. Kaseff, Richard A. Leventhal, Greg A. Nathanson, Doyle L. Rose, Frank V. Sica, Jeffrey H. Smulyan, and Lawrence B. Sorrel, with Susan B. Bayh and Richard A. Leventhal nominated to serve as the independent directors elected solely by the holders of Emmis' Class A Common Stock)

   o  Approval of the 1999 Equity Incentive Plan

   o Approval of the appointment of Arthur Andersen LLP as Emmis' independent auditors

Q: WHO IS ENTITLED TO VOTE?

   Holders of either class of Emmis' common stock, Class A or Class B, as of the close of business on April 30, 1999, the record date, are entitled to vote at the annual meeting. As of April 30,1999, 13,240,619 shares of Class A Common Stock and 2,582,265 shares of Class B Common Stock were issued and outstanding.

Q: WHAT ARE THE VOTING RIGHTS OF THE CLASS A AND CLASS B COMMON STOCK?

   On each matter submitted to a vote of Emmis' shareholders, each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. Generally, the Class A and Class B Common Stock vote together as a single group. However, the two classes vote separately in connection with the election of directors, certain "going private" transactions and other matters as provided by law.

   For this annual meeting, the Class A and Class B Common Stock will vote together on all issues, except the election of directors where the holders of Class A Common Stock are entitled to separately elect two directors. Each of these two directors must be an "independent director." An independent director is a person who is not an officer or employee of Emmis or its subsidiaries, and who does not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director.

Q: HOW DO I VOTE?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote FOR the three proposals on your behalf. You have the right to revoke your proxy any time before the meeting by either notifying Emmis' corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

   It means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q: WHO WILL COUNT THE VOTE?

   Representatives of First Union National Bank, Emmis' transfer agent, will tabulate the votes and act as inspectors of the election.

Q: WHAT CONSTITUTES A QUORUM?

   A majority of the combined voting power of the Class A and Class B Common Stock constitutes a quorum for the meeting (i.e., counting one vote for each Class A share, and ten votes for each Class B share, present in person or represented by proxy).

Q: HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH ITEM?

   Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the two Class A director nominees receiving the most votes of Class A Common Stock will be elected Class A directors and the six other nominees receiving the most votes of both Class A and Class B Common Stock will be elected to fill the remaining director positions. Only votes cast for a nominee will be counted. However, the accompanying proxy will be voted for all eight nominees listed on the proxy unless the proxy contains instructions to the contrary. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." Broker non-votes, abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

   The approval of the 1999 Equity Incentive Plan requires that the number of votes case in favor of the plan exceed the number of votes cast against the plan. For this proposal, abstentions and broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

   The approval of Arthur Andersen LLP as Emmis' independent auditor for the next fiscal year requires that the number of votes cast in favor of Arthur Andersen exceed the number of votes cast against Arthur Andersen. For this proposal, abstentions and broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

Q: WHO CAN ATTEND THE ANNUAL MEETING?

   All shareholders as of April 30,1999 can attend.

Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

   Together, they own approximately 4.9% of the shares of Class A Common Stock and 100.0% of the shares of Class B Common Stock, representing 70.1% of the combined voting power of the Class A and Class B Common Stock as of April 30, 1999. (See page 3 for details.)

Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

   Jeffrey H. Smulyan, the President and Chairman of the Board of Directors, is the largest single shareholder of Emmis, beneficially owning 254,899 Class A shares and 2,928,265 Class B shares as of April 30,1999. In addition, Mellon Bank Corporation, Westport Asset Management, Inc., Safeco Corporation and T. Rowe Price Associates, Inc. each beneficially own in excess of 5% of the Class A Common Stock. (See page 3 for details.)

Q: WHEN ARE SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 MEETING DUE?

   Any Emmis shareholder wishing to have a proposal considered for inclusion in the Emmis 2000 proxy solicitation materials must set forth such proposal in writing and file it with the Emmis corporate secretary on or before January 25, 2000. The Emmis Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2000 proxy solicitation materials or consideration at the 2000 annual meeting. In addition, Emmis retains discretion to vote proxies on matters of which it is not properly notified at its principal executive offices on or before April 11, 2000, and also retains such authority under certain other circumstances.



                     VOTING SECURITIES AND BENEFICIAL OWNERS

   The following table shows, as of April 30, 1999, the number and percentage of shares of Common Stock held by each person known to Emmis who owned beneficially more than five percent of the issued and outstanding Emmis common stock, by the Emmis directors and nominees, and by certain executive officers:


                                    CLASS A COMMON STOCK                  CLASS B COMMON STOCK
                                  -------------------------           --------------------------
FIVE PERCENT SHAREHOLDERS,          AMOUNT AND                        AMOUNT AND                       PERCENT
SELLING SHAREHOLDER,                NATURE OF       PERCENT            NATURE OF         PERCENT       OF TOTAL
DIRECTORS AND CERTAIN               BENEFICIAL        OF              BENEFICIAL           OF           VOTING
EXECUTIVE OFFICERS                   OWNERSHIP       CLASS             OWNERSHIP          CLASS         POWER
--------------------------          ----------      -------           -----------        -------       --------
Jeffrey H. Smulyan                    254,899(1)      1.9%             2,928,265(13)      100.0%          69.5%
Susan B. Bayh                          15,100(2)       *                  --                --              *
Richard F. Cummings                    37,957(3)       *                  --                --              *
Gary L. Kaseff                         36,926(4)       *                  --                --              *
Richard A. Leventhal                   35,600(5)       *                  --                --              *
Doyle L. Rose                          58,006(6)       *                  --                --              *
Greg A. Nathanson                     122,000(7)       *                  --                --              *
Frank V. Sica                             --           *                  --                --              *
Lawrence B. Sorrel                      4,000          *                  --                --              *
Mellon Bank Corporation             1,301,411(8)      9.8                 --                --             3.3
Westport Asset Management, Inc.     1,001,200(9)      7.6                 --                --             2.6
Safeco Corp.                        1,851,000(10)    14.0                 --                --             4.7
T. Rowe Price Associates, Inc.        961,500(11)     7.3                 --                --             2.5

All Officers and Directors
     as a Group (11 persons)          657,843(12)     4.9              2,928,265(13)       100.0          70.1

----------------------
*  Less than 1%.

1 Includes 174,899 shares held by Mr. Smulyan as trustee for the Emmis Communications Corporation Profit Sharing Trust, (the "Profit Sharing Trust") as to which Mr. Smulyan disclaims beneficial ownership.

2 Consists of 100 shares owned individually and 15,000 shares represented by stock options exercisable within 60 days of April 30, 1999.

3 Consists of 23,408 shares owned individually, 3,376 shares held for the benefit of Mr. Cummings' children, 1,644 shares held in the Profit Sharing Trust, and 34,600 shares represented by stock options exercisable within 60 days of April 30, 1999.

4 Consists of 3,274 shares owned individually by Mr. Kaseff, 1,369 shares owned by Mr. Kaseff's spouse, 283 shares held in the Profit Sharing Trust, and 32,000 shares represented by stock options exercisable within 60 days of April 30, 1999.

5 Consists of 4,000 shares owned individually, 1,500 shares owned by Mr. Leventhal's spouse, 10,100 shares owned by a corporation of which Mr. Leventhal is a 50% owner and 20,000 shares represented by stock options exercisable within 60 days of April 30, 1999.

6 Consists of 21,762 shares owned individually, 1,644 shares held in the Profit Sharing Trust, and 34,600 shares represented by stock options exercisable within 60 days of April 30, 1999.

7 Consists of 100,000 shares owned individually or jointly with his spouse and 22,000 shares owned by a trust for the benefit of Mr. Nathanson's children.

8  Information concerning these shares was obtained from an Amendment to
   Schedule 13G filed in February 1999 by Mellon Bank Corporation on behalf of itself, Boston Group Holdings, Inc. and The Boston Company, Inc., each of which has a mailing address c/o Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

9  Information concerning these shares was obtained from an Amendment to
   Schedule 13G filed in February 1999 by Westport Asset Management, Inc., which has an address of 253 Riverside Avenue, Westport, Connecticut 06880.

10 Information concerning these shares was obtained from an Amendment to
   Schedule 13G filed in February 1999 by Safeco Corporation on behalf of itself, Safeco Common Stock Trust and Safeco Asset Management Company, each of which has an address of 4333 Brooklyn Avenue N.E., Safeco Plaza, Seattle, Washington 98101.

11 Information concerning these shares was obtained from a Schedule 13G filed in February 1999 by T. Rowe Price Associates, Inc., which has an address of 100
   E. Pratt Street, Baltimore, Maryland 21202.

12 Includes 207,718 shares represented by stock options exercisable within 60 days of April 30, 1999, and 174,899 shares held in the Emmis Communications Corporation Profit Sharing Trust.

13 Consists of 2,582,265 shares owned individually and 346,000 shares represented by stock options exercisable within 60 days of April 30, 1999.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

   Eight directors are to be elected. Susan B. Bayh and Richard A. Leventhal have been nominated to serve as the independent directors elected by the holders of Class A Common Stock, and Gary L. Kaseff, Greg A. Nathanson, Doyle L. Rose, Frank V. Sica, Jeffrey H. Smulyan and Lawrence B. Sorrel have been nominated to fill the remaining directorships. Each nominee is nominated to serve a term of one year and until his or her successor is elected and qualified. All nominees are members of the present Board of Directors. If, at the time of the 1999 annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES.


NAME, AGE, PRINCIPAL
OCCUPATION(S) AND
BUSINESS EXPERIENCE                                                                                   DIRECTOR
DURING PAST 5 YEARS                                                                                     SINCE
--------------------                                                                                  --------
JEFFREY H. SMULYAN, Age 52                                                                              1979
Chairman of the Board of Directors, Founder and President of Emmis; formerly also owner and
CEO of the Seattle Mariners major league baseball team; Chairman of the Radio Advertising
Bureau; Director of The Finish Line; Trustee of Ball State University.

SUSAN B. BAYH, Age 39*                                                                                  1994
Commissioner of the International Joint Commission of the United States and Canada; Also,
Distinguished Visiting Professor at Butler University; formerly Attorney with Eli Lilly &
Company; Director of Anthem, Inc. and Golden State Foods.

GARY L. KASEFF, Age 51                                                                                  1994
Employed as Executive Vice President and General Counsel to Emmis since 1998; also solo practitioner attorney in Southern California; formerly President of the Seattle Mariners major league baseball team and partner with the law firm of Epport & Kaseff.


RICHARD A. LEVENTHAL, Age 52*                                                                           1992
Owns and operates Top Value Fabrics, Inc., a wholesale fabric and textile company in Carmel,
Indiana.  Mr. Leventhal is the brother-in-law of Norman H. Gurwitz, an executive officer of
Emmis.

GREG A. NATHANSON, Age 52                                                                               1998
Television Division President of Emmis; formerly President of Programming and Development for Twentieth Television from 1996 to 1998, General Manager of KTLA-TV in Los Angeles,
California from 1992 to 1996 and President of Fox Television Stations from 1990 to 1992.

DOYLE L. ROSE, Age 50                                                                                   1984
Radio Division President of Emmis; formerly Executive Vice President-Operations.

FRANK V. SICA, Age 47                                                                                   1998
Managing director of Soros Fund Management LLC and Managing Partner of Soros Private
Equity Partners; director of CSG Systems International, Inc., a computer software company,
Global TeleSystems Group, Inc., a telecommunications company, Kohl's Department Stores, a retail company, and Outboard Marine Corporation, a manufacturer of marine engines and boats; formerly a Managing Director of Morgan Stanley Dean Witter & Co. from 1988 to 1998.

LAWRENCE B. SORREL, Age 40                                                                              1993
General partner of Welsh, Carson, Anderson & Stowe, a private investment firm; formerly a
Managing Director of Morgan Stanley & Co. Incorporated from 1986 to 1998.


-------------
* Nominee to serve as independent director elected by the holders of the Class A Common Stock voting as a single class.

   During the last fiscal year, the Emmis Board of Directors held seven meetings, either in person, by telephone or by written consent. All directors attended at least 75% of the aggregate of (1) the total number of meetings of the Emmis Board of Directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served, except for Mr. Sorrel who attended 71% of such meetings. Emmis Directors who are not officers or employees are compensated for their services at the rate of $2,000 per meeting of the Board of Directors attended. Pursuant to the Non-Employee Director Stock Option Plan, Directors who are not officers or employees of Emmis also are entitled to receive options to purchase 5,000 shares of Emmis Class A Common Stock. The options are granted on the date of the Emmis annual meeting at the closing price of the underlying shares on that date. In addition to her duties as a director, Emmis separately engaged Susan Bayh to continue to develop plans for the involvement of Emmis and each of its stations and publications in various charitable organizations. During the last fiscal year, Mrs. Bayh received approximately $50,000 as compensation for such services. Nominees for election as a director of Emmis are selected by the Board of Directors, acting as a nominating committee.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

   The Emmis Board of Directors currently has an audit committee and a compensation committee. The audit committee, which informally met in connection with certain Board meetings, evaluates audit performance, handles relations with Emmis' independent auditors and evaluates policies and procedures relating to internal audit functions and controls. The audit committee may also examine and consider other matters relating to the financial affairs of Emmis as it deems appropriate. The Directors who are members of the audit committee are Richard A. Leventhal and Lawrence B. Sorrel. The compensation committee, which met three times during the last fiscal year, provides a general review of Emmis' compensation and benefit plans to ensure that they meet corporate objectives. The compensation committee also has authority to administer and to recommend the grant of options and other awards under Emmis' various stock option and incentive plans, and to administer and recommend contributions under Emmis' Profit Sharing Trust. During the last fiscal year, Directors who were members of the compensation committee were Susan B. Bayh, Richard A. Leventhal and Frank V. Sica.


                              CERTAIN TRANSACTIONS


   Emmis has periodically made interest-bearing loans to various officers and employees. The approximate amount of such indebtedness outstanding at April 30, 1999, and the largest aggregate amount of indebtedness outstanding at any month end during the last fiscal year, was $963,561 for Jeffrey H. Smulyan, Chairman and President, $158,389 for Doyle L. Rose, Radio Division President and Director, $113,538 for Richard F. Cummings, Executive Vice President-Programming, and $85,758 for Norman H. Gurwitz, Executive Vice President-Human Resources and Secretary. These loans bear interest at Emmis' cost of senior debt, which at April 30, 1999, was approximately 7.5%. During the last fiscal year, Emmis purchased approximately $84,000 in corporate gifts and specialty items from a company owned by the spouse of Norman H. Gurwitz, Executive Vice President-Human Resources and Secretary. Part of these purchases were awarded through competitive bids.



                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

   Policy and Performance Measures. During the last fiscal year, compensation for Emmis' officers (other than Jeffrey H. Smulyan, the chief executive officer) was largely determined by consensus between Mr. Smulyan and the Compensation Committee, typically without formal action. Mr. Smulyan determined for each officer a salary that he believed to be reasonable based upon such officer's compensation for the previous year, Emmis' performance over the previous year and each officer's contribution to such performance. Because the fiscal year ended February 28, 1998 resulted in an improvement in same-station broadcast cash flow, base salary levels of the officers for the fiscal year ended February 28, 1999 were generally increased from base salary levels in 1998.

   Emmis has historically relied upon cash bonuses and stock options in order to tie compensation to corporate performance. For the last fiscal year, bonuses for general managers of Emmis' radio stations were based upon the extent to which each station met specified target levels of broadcast cash flow. Bonuses to other officers were based upon Mr. Smulyan's personal assessment of their contributions to the overall performance of Emmis and were then discussed with members of the Compensation Committee to ensure that none had any objections. Stock options were also granted to Emmis officers during the last fiscal year under the Emmis 1994, 1995 and 1997 Equity Incentive Plans. The number of options granted to an officer primarily depended upon such officer's classification within Emmis. Radio station general managers generally received options to purchase 6,000 shares of Class A Common Stock, with general managers of more than one radio station receiving options to purchase an additional 2,000 shares for each radio station under such person's management. Television station general managers generally received options to purchase 2,000 shares of Class A Common Stock, a lesser amount than the radio station general managers to reflect Emmis' entry into the television business mid-way through the last fiscal year. The other officers received options to purchase between 3,000 and 12,000 shares.

   Emmis has also entered into two and three year employment agreements with certain of the Corporation's general managers and other key officers. These agreements, which provide for a base salary, annual performance bonuses, and restricted stock and stock option awards, generally prohibit the officer from directly or indirectly competing with Emmis. The Compensation Committee believes that the structure of these agreements should enable Emmis to retain its key officers for a certain period of time and to focus the efforts and energies of such officers on further enhancing the value of Emmis to its shareholders

   The Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the amount of compensation that may be deducted by Emmis in any year with respect to certain of its officers. Accordingly, the Compensation Committee endeavors to structure executive compensation so that most of such compensation will be deductible. At the same time, the Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether such additional compensation will be deductible, where the Compensation Committee determines in good faith that such compensation is appropriate.

   Chief Executive Officer Compensation. Mr. Smulyan was compensated in accordance with his employment agreement which provided for (1) an annual salary of approximately $763,000 in the fiscal year ended February 28, 1999; (2) annual bonuses ranging from a minimum of $50,000 to a maximum of $250,000, as adjusted for inflation; and (3) the award of options to purchase 100,000 shares of common stock at a price per share of $15.50 for each year during the term of the agreement that either Emmis' annual broadcast cash flow increases from the previous year by a percentage specified in the agreement or the percentage increase in the average monthly fair market value of the Emmis common stock during the fiscal year exceeds that of a specified peer group of broadcasting companies.

   The amount of the annual bonuses under Mr. Smulyan's employment agreement is determined by the Board of Directors, based in part on the recommendation of the Compensation Committee. During the last fiscal year, Emmis' pro forma broadcast cash flow (as that calculation is defined in Mr. Smulyan's employment agreement) increased 15.2%. In addition, Emmis acquired and began operating its first six television stations and achieved better than expected results in its Hungarian radio operations. As a result of these achievements, the Compensation Committee has recommended a cash bonus of $271,000 (reflecting the inflation index under his agreement). In addition, Mr. Smulyan will be entitled to receive the 100,000 stock options provided for in his agreement because the increase in broadcast cash flow exceeded the pre-determined percentage specified by the Compensation Committee. However, actual award of these options will not be made until the annual meeting of the Board of Directors in June 1999.

                         Compensation Committee Members
                                  Susan B. Bayh
                              Richard A. Leventhal
                                  Frank V. Sica

PERFORMANCE GRAPH

   The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Emmis Class A Common Stock with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of the NASDAQ Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from February 28, 1994, to the fiscal year ended February 28, 1999. The performance graph assumes that an investment of $100 was made in the Emmis Class A Common Stock and in each index on February 28, 1994 and that all dividends were reinvested.





                      COMPARISON OF CUMULATIVE TOTAL RETURN

                                              FEB-94    FEB-95    FEB-96   FEB-97      FEB-98      FEB-99
EMMIS COMMUNICATIONS                            $100      $103      $247     $223        $319        $299
NASDAQ STOCK MARKET                             $100      $101      $141     $169        $231        $300
NASDAQ TELECOMMUNICATIONS                       $100      $ 92      $121     $117        $203        $328

COMPENSATION TABLES

   The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Executive Officers") during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                            ANNUAL COMPENSATION                          AWARDS
                          ------------------------------------------------------      ------------
                                                                                       SECURITIES
                            FISCAL                                     OTHER           UNDERLYING           ALL
NAME AND                  YEAR ENDED                                  ANNUAL            OPTIONS/           OTHER
PRINCIPAL POSITION        FEBRUARY 28    SALARY         BONUS      COMPENSATION(1)       SARS(#)        COMPENSATION
------------------        -----------    ------         -----      ---------------    -----------      -------------
JEFFREY H. SMULYAN          1999         $762,656       $271,301       $ --              100,000       $ 40,000(2)
President and               1998          681,717        140,000         --              100,000        101,735
Chairman of the Board       1997          606,223        250,000         --              100,000         72,180


DOYLE L. ROSE               1999         $433,867       $    --        $14,400           150,000       $   --
Radio Division              1998          434,156         44,800        14,400            25,000           --
President                   1997          408,446         80,000        14,400            25,000           --


RICHARD F. CUMMINGS         1999         $408,855       $    --        $14,400           150,000       $   --
Executive Vice President    1998          434,156         44,800        14,400            25,000           --
-- Programming              1997          408,446         80,000        14,400            25,000           --


GREG A. NATHANSON           1999         $243,227       $ 75,000       $ 8,400              --         $   --
Television Division         1998             --             --              --              --             --
President                   1997             --             --              --              --             --

GARY L. KASEFF              1999         $272,852       $ 75,000       $13,600            12,000       $   --
Executive Vice President    1998          200,832         20,000        14,400            12,000           --
and General Counsel         1997          170,860         10,000        10,200            29,806           --

-----------------
1  Represents automobile allowance.

2 Represents the value of premiums accrued by Emmis on a split-dollar life insurance policy.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                        -----------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                         NUMBER OF     % OF TOTAL                                         VALUE AT ASSUMED
                        SECURITIES    OPTIONS/SARS                                     ANNUAL RATES OF STOCK
                        UNDERLYING     GRANTED TO       EXERCISE                         PRICE APPRECIATION
                         OPTIONS/       EMPLOYEES        OR BASE                          FOR OPTION TERM
                          SARS            IN             PRICE     EXPIRATION       --------------------------
NAME                     GRANTED      FISCAL YEAR      ($/SHARE)      DATE              5%              10%
----                    ----------    -----------      ---------   ----------       ----------      ----------
Jeffrey H. Smulyan      100,000          13.0%          $33.00      11/11/06        $1,575,603      $3,773,843

Doyle L. Rose           150,000(1)       19.5%           40.00       5/30/06         2,864,733       6,861,533

Richard F. Cummings     150,000(1)       19.5%           40.00       5/30/06         2,864,733       6,861,533

Greg A. Nathanson         --              --              --           --               --              --

Gary L. Kaseff           12,000           1.6%           49.50         (2)             203,913         467,891

---------------
1 Options relating to 25,000 of these shares lapsed immediately following the end of the fiscal year because certain performance targets were not achieved. The potential realizable values at assumed annual rates of stock appreciation of 5% and 10% for the balance of the option shares are $2,387,277 and $5,717,944, respectively.

2 The options expire at a rate of 20% per year beginning February 28, 2002, with all options expired by February 28, 2006.




               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                                                             AT FISCAL YEAR END          AT FISCAL YEAR END
                                                          ------------------------    -------------------------
                              ACQUIRED ON    VALUE         EXER-         UNEXER-         EXER-        UNEXER-
NAME                           EXERCISE     REALIZED      CISABLE        CISABLE        CISABLE       CISABLE
----                          ----------   ----------     -------       ----------    -----------   ----------

Jeffrey H. Smulyan               29,000    $1,114,313     346,000       100,000       $12,318,750   $1,331,250

Doyle L. Rose                     2,400       100,350      84,600       150,000(1)      2,628,338      946,875

Richard F. Cummings               2,400       100,350      84,600       150,000(1)      2,628,338      946,875

Greg A. Nathanson                   --            --          --            --                --           --

Gary L. Kaseff                      --            --       20,000        12,0002          298,750          --

----------------------
1 Options relating to 25,000 of these shares lapsed immediately following the end of the fiscal year because certain performance targets were not achieved. The value of the remaining unexercisable in-the-money options at fiscal year end was $789,063.

2  These options became exercisable on March 1, 1999.

EMPLOYMENT AGREEMENTS

   During the fiscal year ended February 28, 1994, Emmis entered into a five-year employment agreement with Jeffrey H. Smulyan pursuant to which Mr. Smulyan was employed as chief executive officer. This employment agreement expired by its terms on February 28, 1999. Emmis anticipates that a new employment agreement will be negotiated with Mr. Smulyan during the current fiscal year. Mr. Smulyan's base compensation during the last fiscal year was approximately $763,000. In addition, the agreement provided for annual bonuses to be set by the Board of Directors ranging from a minimum of $50,000 up to a maximum of $250,000 (plus an adjustment for inflation). Mr. Smulyan was also entitled to receive options to purchase 100,000 shares of common stock at a price per share of $15.50 (the price per share in the Emmis initial public offering) for each year during the term of the agreement that the Emmis broadcast cash flow or common stock price targets specified in the agreement were achieved. Under the agreement, Mr. Smulyan retained the right to participate in all Emmis employee benefit plans for which he was otherwise eligible. The agreement with Mr. Smulyan was subject to termination by the Board of Directors or by Mr. Smulyan, either without cause or for cause, at any time upon notice. In the event Emmis terminated Mr. Smulyan's employment without cause (as defined in the agreement) or in the event Mr. Smulyan terminated his employment for good reason (as defined in the agreement), Mr. Smulyan would have been entitled to receive the present value of the applicable base and incentive compensation through a date five years after the date of termination. In addition, the agreement entitled Mr. Smulyan to certain termination benefits upon disability, death or a change in control (as defined in the agreement) of Emmis. Following a termination of Mr. Smulyan's employment, other than a termination by Emmis without cause (as defined in the agreement) or a termination by Mr. Smulyan with good reason (as defined in the agreement), Mr. Smulyan would have been prohibited from engaging in a business in competition with Emmis for a period of two years after the date of termination.


             PROPOSAL NO. 2: APPROVAL OF 1999 EQUITY INCENTIVE PLAN

     The Board of Directors has adopted the Emmis Communications Corporation 1999 Equity Incentive Plan (the "1999 Plan"). The purpose of the 1999 Plan is to advance the interests of Emmis by encouraging and facilitating the acquisition and ownership of Emmis common stock by key employees, thereby strengthening the key employees' commitment to Emmis' success and the continuance of their association with Emmis. Emmis also anticipates that the opportunity to obtain such a financial interest will prove attractive to potential new key employees and will assist in attracting, employing and retaining such individuals. The following summary of the principal provisions of the 1999 Plan is qualified by reference to the full text of the 1999 Plan which is attached to this proxy statement as Exhibit A.

   The 1999 Plan permits the delivery of a maximum of 1,500,000 shares of Emmis common stock on account of the exercise of options, the grant of shares of restricted stock and the payment of benefits upon the exercise of stock appreciation rights or performance units. As of April 30, 1999, the shares subject to the 1999 Plan had an aggregate market value of $67,500,000. If an award under the 1999 Plan expires or terminates without being exercised in full or is forfeited, the shares of Emmis common stock subject thereto generally become available for new awards. If stock appreciation rights expire or terminate without being exercised in full, such stock appreciation rights again become available for new awards. Options, stock appreciation rights and performance units expire no more than 10 years from date of grant.

   Options. Options granted under the 1999 Plan allow participants to purchase shares of Emmis common stock at an exercise price determined by the Emmis Compensation Committee which cannot be less than the fair market value of Emmis common stock on the date of the grant. As determined by the Compensation Committee, options will generally become exercisable in one or more installments beginning on the first anniversary of the date of the grant. The Compensation Committee may accelerate the exercisability of any option. Options may be granted as incentive stock options subject to the limitations of Section 422 of the Internal Revenue Code (the "Code"). For the purpose of complying with
Section 162(m) of the Code, the 1999 Plan contains a per-participant limit of 500,000 on the number of shares which may be subject to options granted during any fiscal year.

   Restricted Stock. Shares of Emmis common stock subject to such restrictions ("restricted stock") as determined by the Compensation Committee may be granted under the 1999 Plan. Shares of restricted stock may be subject to forfeiture if conditions established by the Compensation Committee are not satisfied and are nontransferable until they become nonforfeitable. Before the grant, the Compensation Committee determines the purchase price, if any, of such shares of restricted stock and the restrictions applicable to such shares. If a grantee's shares of restricted stock are forfeited, the grantee is required to sell such shares to Emmis at the lesser of the purchase price, if any, paid by the grantee or the fair market value of the shares on the date of such forfeiture. The Compensation Committee may accelerate the time at which the restrictions lapse or remove or, with the consent of the grantee, modify the restrictions. For the purpose of complying with Section 162(m) of the Code, the 1999 Plan contains a per-participant limit on the number of shares of restricted stock that may be awarded during any calendar year to that number of shares with a value on the date of grant equal to the lesser of 700% of the participant's base salary or $5,000,000.

   Stock Appreciation Rights. Each stock appreciation right which may be granted under the 1999 Plan provides the grantee, upon exercise, a benefit equal to the difference between the fair market value of one share of Emmis common stock on the date of the exercise and (1) in the case of a stock appreciation right identified with a share of Emmis common stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (2) in the case of any other stock appreciation right, the fair market value of a share of Emmis common stock on the grant date or such higher price specified in the grant. Stock appreciation rights may be granted alone, or identified with shares of Emmis common stock subject to options, performance units or shares of restricted stock. Stock appreciation rights become exercisable commencing on the first anniversary of the date of grant. The Compensation Committee may accelerate the exercisability of any stock appreciation right. Benefits upon the exercise of stock appreciation rights are payable in cash unless the Compensation Committee determines that the benefits will be paid wholly or partly in shares of Emmis common stock. For the purpose of complying with
Section 162(m) of the Code, the 1999 Plan contains a per-participant limit on the number of shares which may be subject to stock appreciation rights granted during any fiscal year of 500,000.

   Performance Units. Performance units may be granted under the 1999 Plan to provide a benefit if performance goals determined by the Compensation Committee are achieved during the measuring period (which may not be less than one year nor more than seven years). The Compensation Committee, before the grant of a performance unit, determines the performance goals and measuring period and assigns a performance percentage (which can exceed 100%) to each level of attainment of the performance goals during the measuring period. The Compensation Committee may modify performance goals at any time. Performance unit benefits are payable in cash unless the Compensation Committee determines that a benefit will be paid wholly or partly in shares of Emmis common stock. Performance units may be granted alone, or identified with shares of Emmis common stock subject to an option, shares of restricted stock or stock appreciation rights. Performance units become exercisable commencing on the later of the first anniversary of the date the performance unit was granted or the first day after the end of the applicable measuring period. The benefit for each performance unit exercised equals the fair market value of a share of Emmis common stock on the date of grant of the performance unit multiplied by the "performance percentage" attained during the measuring period for the performance unit. For the purpose of complying with Section 162(m) of the Code, the 1999 Plan contains a per-participant limit on the number of shares of stock that may be awarded with respect to a performance unit during any calendar year to that number of shares with a value on the date of grant equal to the lesser of 700% of the participant's base salary or $5,000,000. To the extent that awards of performance units are intended to qualify as "performance based" under
Section 162(m) of the Code, the 1999 Plan contains additional limits on the Compensation Committee's discretion with respect to such awards.

   Other Information. Payment of the option exercise price or the purchase price of restricted stock may be made in cash or through the exchange of shares of Emmis common stock owned by the grantee. The Compensation Committee may allow a grantee to defer payment of the option exercise price, the purchase price of restricted stock or any taxes associated with a benefit provided under the 1999 Plan which is a non-cash benefit at the time it is taxable, in accordance with such interest rates and such other terms and conditions as it may determine, or may cause Emmis to guarantee a loan to the grantee in an amount equal to all or part of the option exercise price, the purchase price of restricted stock and related taxes. A grantee may elect to have withheld shares of Emmis common stock to satisfy withholding tax liability with respect to the exercise of options, stock appreciation rights or performance units or with respect to shares of restricted stock becoming nonforfeitable. If the amount to be withheld is more than the minimum required, such withholding is subject to Compensation Committee approval. Subject to certain limitations, the Compensation Committee may provide for automatic grants of additional options for shares of Emmis common stock equal to the number of shares which a grantee has used to pay the exercise price of a previously granted option and to satisfy a withholding tax liability in connection with an option exercise. In the event of a Change in Control, options, stock appreciation rights and performance units become exercisable, and all shares of restricted stock generally become nonforfeitable, whether or not the grantee has been employed for one year after the applicable grant date. The benefit payable with respect to any performance unit for which the measuring period has not ended is prorated based upon the portion of the measuring period completed before the Change in Control. The aggregate number of shares of Emmis common stock, shares of restricted stock, stock appreciation rights and stock options available pursuant to the 1999 Plan, the number of shares covered by an award, the exercise price of options, and the fair market values used to determine stock appreciation right and performance unit benefits, will be adjusted by the Compensation Committee to reflect any stock dividend, stock split, share combination, merger, consolidation, asset spin-off, reorganization, or similar event of or by Emmis.

   Options, stock appreciation rights, performance units and restricted stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit the transfer of non-qualified stock options by an optionee to:

   o the spouse, child or grandchild of the optionee (provided that such family members cannot transfer the option, except by will or by the laws of descent and distribution upon the death of the family member);

   o a trust or trusts for the immediate benefit of such immediate family members; or

   o a partnership or limited liability company of which the optionee and/or such immediate family members are the only owners.

Non-qualified stock options so transferred may be exercised only upon the same terms and conditions applicable to the original optionee, and the original optionee or his estate will remain liable for any federal, state, city or local taxes applicable upon the exercise of a non-qualified stock option by a permitted transferee. The Compensation Committee may, after transfer of non-qualified stock options is once permitted, subsequently restrict an optionee's ability to transfer non-qualified stock options granted thereafter. During the lifetime of a grantee, his or her options may be exercised only by him or her.

   Plan Administration. The 1999 Plan is administered by the Compensation Committee. Unless the Board of Directors determines otherwise, the Compensation Committee will be comprised solely of "outside directors" within the meaning of
Section 162(m) of the Code and the regulations thereunder, and constituted in a manner that satisfies the "non-employee" director standard of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, awards under the 1999 Plan to persons who are not "executive officers" of Emmis may also be made by a duly constituted committee that is authorized by the Board of Directors but does not qualify under Section 162(m) or Rule 16b-3. Subject to the 1999 Plan's provisions, the Compensation Committee has broad authority to, among other things, determine when grants may be made (and the amounts thereof); to interpret, and to adopt rules relating to, the 1999 Plan; to determine the terms of the agreements relating to grants and, with the consent of the grantee, to modify any such agreement; and to cancel existing awards and to substitute new ones. Because of the Compensation Committee's broad authority, the type and amount of awards to be received by any specific individual, or group of individuals, is currently indeterminable. However, not more than 500,000 shares may be awarded to Mr. Smulyan.

   Amendment and Termination. The Board of Directors may from time to time in its discretion amend or modify the Plan without the approval of the shareholders, except as such shareholder approval may be required (1) to permit transactions pursuant to the 1999 Plan to be exempt from liability under Section 16(b) of the Exchange Act, or (2) under the listing or quotation requirements of any national securities exchange or automated quotation service on which any of Emmis' equity securities are listed or quoted. The 1999 Plan will terminate on March 1, 2007 or such earlier date as the Board of Directors may determine. No termination of the 1999 Plan will affect outstanding awards.

   Federal Income Tax Consequences. Upon the grant of an award under the 1999 Plan, the grantee does not realize any taxable income and no deduction is available for Emmis. Any cash received by a grantee in connection with the exercise of a stock appreciation right or performance unit, as well as the fair market value of any shares received in connection with the exercise of a stock appreciation right or a performance unit, is taxable as ordinary income to the grantee. Generally, upon exercise of an option (other than an incentive stock option), the grantee will recognize taxable income and Emmis is entitled to a deduction at the time the grantee is taxed in the amount of the grantee's taxable income. In the case of an incentive stock option, the grantee incurs no income tax liability upon exercise (other than possible alternative minimum tax liability), but Emmis is generally not entitled to a tax deduction. The fair market value of restricted stock in excess of the purchase price, if any, is taxable to the grantee when the restrictions lapse. However, if the grantee is not prohibited by the Compensation Committee from electing to be taxed on such value on the date of grant and the grantee elects such tax treatment, the grantee is taxed on such amount on the date of grant. Emmis is entitled to a deduction at the time the grantee is taxed in the amount of the grantee's taxable income.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.


               PROPOSAL NO. 3: APPROVAL OF APPOINTMENT OF AUDITORS

   The appointment of Emmis' independent auditors is being submitted for approval by vote of the shareholders. The Emmis financial statements for the year ended February 28, 1999 were certified by Arthur Andersen LLP. The Board of Directors has selected Arthur Andersen as its independent auditors for the fiscal year ending February 29, 2000. Representatives of Arthur Andersen are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If shareholders do not approve the selection of Arthur Andersen, then the selection of independent auditors will be reconsidered by the Board of Directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Emmis officers and directors, and persons who own more than 10% of Emmis common stock, to file with the Securities and Exchange Commission reports detailing their ownership of Emmis common stock and changes in such ownership. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish Emmis with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to Emmis, Emmis believes that during the last fiscal year all officers, directors and greater than 10% shareholders complied with the filing requirements of Section 16(a), except that Mr. Nathanson and Mr. Sica failed to timely file their initial ownership reports, Mr. Rose failed to timely file two reports in connection with two transactions, and Mr. Cummings failed to timely file three reports in connection with three transactions.

                                  ANNUAL REPORT

   A copy of the Emmis Annual Report for the year ended February 28, 1999 has been provided to all shareholders of record as of April 30,1999. The Annual Report is not to be considered as proxy solicitation material.


                                  OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.


                            EXPENSES OF SOLICITATION

   The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by Emmis. Emmis does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although Emmis might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, cable or personal interview. Emmis will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy.

                                                 For the Board of Directors,


                                                 Jeffrey H. Smulyan
                                                 Chairman
May 26, 1999

                                                                       EXHIBIT A

                        EMMIS COMMUNICATIONS CORPORATION
                           1999 EQUITY INCENTIVE PLAN

     1. PURPOSE. The primary purposes of the Plan are to promote and align the interests of employees of the Company and its shareholders, to reward performance that enhances long term shareholder values, to increase employee stock ownership and to improve the Company's ability to attract and retain a team of outstanding employees and executives.

     2. DEFINITIONS. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         "Award" means options, shares of restricted stock, stock appreciation rights or performance units granted under the Plan.

         "Award Agreement" has the meaning specified in Section 4(b)(vi).

         "Board" means the Board of Directors of the Company.

         "Cause" means conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee's habitual neglect of his duties.

         "Change in Control" means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary) becomes after the Effective Date the beneficial owner of 25% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); or (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee's own behalf in a transaction in which the persons (or their affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

         For the purposes of this definition, "Acquire the Company" means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; "person" means such term as used in Rule 13d-5 of the SEC under the Exchange Act; "beneficial owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and "group" means such term as defined in Section 13(d) of the Exchange Act.

         "Change in Control Value" means, with respect to a Change in Control, the highest Fair Market Value of a share of Stock during the period beginning on the 180th day before such Change in Control and ending on the day preceding the exercise of an LSAR or, if greater, the highest price per share of Stock paid in connection with such Change in Control.

         "Class A Common Stock" means the Class A Common Stock of the Company, par value $.01 per share.

         "Class B Common Stock" means the Class B Common Stock of the Company, par value $.01 per share.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

         "Committee" means the Compensation Committee of the Board constituted as provided in Section 4.

         "Company" means Emmis Communications Corporation, an Indiana corporation.

         "Disability" means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.

         "Effective Date" means March 1, 1999.

         "Eligible Transferee" has the meaning specified in Section 12(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.

         "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date: (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (ii) if a security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers, Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (iii) if a security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or (iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Committee.

         "Grant Date" means the date of grant of an Award determined in accordance with Section 6.

         "Grantee" means an individual who has been granted an Award.

         "Immediate Family Member" or "Immediate Family Members" means the spouse, the children or the grandchildren of a Grantee.

         "Incentive Stock Option" means an Award under Section 7(b).

         "including" means "including, without limitation."

         "Measuring Period" has the meaning specified in Section 10(a)(i)(B).

         "Option" means an Award under Section 7.

         "Option Price" means the per share purchase price of (i) Stock subject to an option or (ii) restricted stock subject to an option.

         "Parent" means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

         "Performance Goals" has the meaning specified in Section 10(a)(i).

         "Performance Percentage" has the meaning specified in Section 10(a)(i)(C).

         "Performance Units" means units established by the Committee for purposes of granting an Award under Section 10.

         "Plan" means the Emmis Communications Corporation 1999 Equity Incentive Plan.

         "Prior Plans" means the Emmis Broadcasting Corporation 1986 Stock Incentive Plan, the Emmis Broadcasting Corporation 1992 Stock Option Plan, the Emmis Broadcasting Corporation 1994 Equity Incentive Plan and the Emmis Broadcasting Corporation 1997 Equity Incentive Plan.

         "Reload Option" has the meaning specified in Section 7(c).

         "Restricted Stock" means Stock awarded pursuant to Section 8.

         "SEC" means the Securities and Exchange Commission.

         "Section 16 Person" means a person subject to potential liability under
Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

         "Stock" means the Class A Common Stock and the Class B Common Stock.

         "Stock Appreciation Rights" means Awards under Section 9.

         "Subsidiary" means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

         "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         "Termination of Employment" occurs the first day an individual is for any reason entitled to severance payments under the Company's or any Subsidiary's personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary.

     3.  SCOPE OF THE PLAN.

     (a) Number of Shares. Subject to Section 3(c), an aggregate of one million five hundred thousand (1,500,000) shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Subject to the foregoing limit, shares of Stock held as treasury shares may be used for or in connection with Awards. No more than five hundred thousand (500,000) shares of Class B Common Stock shall be available for grant and issuance under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan. Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.

     (b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 27, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:

         (i)   With respect to Stock subject to Options, 500,000 shares;

         (ii) With respect to Stock subject to Stock Appreciation Rights, 500,000 shares;

         (iii) With respect to Restricted Stock (not issued in payment of an Award of Performance Units), that number of shares of Stock whose value equals the lesser of (A) 700% of such Grantee's base salary for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

         (iv) With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 700% of such Grantee's base salary for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

     (c) Re-Use of Shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, shares of Stock (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price associated with an Award by the transfer of Stock or the surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.

     4. ADMINISTRATION.

     (a) General. The Plan shall be administered by the Compensation Committee of the Board, which shall consist of persons who are, unless the Board determines otherwise, "outside directors" within the meaning of Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC. Notwithstanding the requirements contained in the immediately preceding sentence, the Board may, in its discretion, delegate to a committee or subcommittee of the Board that does not meet the foregoing requirements any or all of the authority and responsibility of the Committee with respect to Awards to employees who are not Section 16 Persons or "covered employees" for purposes of Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee.

     (b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of the written agreements by which all Awards shall be granted ("Award Agreements") and, with the consent of the Grantee, to modify any such Award Agreement at any time, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, and (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee.

     (c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. ELIGIBILITY. Awards may be granted to any employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

     6. GENERAL TERMS AND CONDITIONS OF GRANTS.

     (a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

     (b) Maximum Term. The term of each Award (subject to Section 7(b) and 7(c) with respect to Incentive Stock Options and Reload Options, respectively) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.

     (c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

     7. OPTIONS.

     (a) Grant of Options and Option Price. No later than the Grant Date of any Option, the Committee shall determine the Option Price of such Option. The Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.

     (b) Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option: (i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date; (ii) shall be for a period of not more than 10 years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement; (iii) shall not have an aggregate Fair Market Value of Stock (determined for each Incentive Stock Option on its Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit"); (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all Incentive Stock Options previously granted under the Plan and any Other Plans ("Prior Grants") and any Incentive Stock Options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows: (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Grantee during such calendar year with respect to stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant; (v) shall be granted within 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

     (c) Grant of Reload Options. The Committee may from time to time, in its discretion, adopt a policy, which policy shall not remain in effect for longer than 12 months at a time, but which may be adopted for successive 12-month periods, under which each Grantee who exercises while the policy is in effect an Option for shares of Stock which have a Fair Market Value on the date of exercise equal to not less than 100% (or such greater percentage set forth in the policy) of the Option Price for such Options ("Exercised Options") and pays the Option Price with shares of Stock, shall be granted, subject to Section 3, additional Options ("Reload Options") in an amount equal to the sum ("Reload Number") of the number of shares of Stock tendered to exercise the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The Committee may, in its discretion, provide that the Reload Option policy shall not apply to Options which would expire within such period as the Committee determines, in its discretion, from the effective date of the policy.

     (d) Terms and Conditions for Reload Options. Reload Options shall be subject to the following terms and conditions: (i) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates; (ii) the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); (iii) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (A) the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option, and (B) no Reload Option may be exercised within one year from the Grant Date thereof; and (iv) each Reload Option shall by its terms be subject to the Company's receipt of either an opinion of counsel for the Company or a "no-action" letter from the staff of the SEC to the effect that the grant of such Reload Option would not cause the Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor provision) under Section 16(b) of the Exchange Act.

     (e) Exercise of Options. Subject to Sections 4(b)(viii), 7(g), 13 and 18 and such terms and conditions as the Committee may impose, each Option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such Option. Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) Stock valued at its Fair Market Value on the business day preceding the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock each valued at the Fair Market Value of a share of Stock on the business day next preceding the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a "same day sale" commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a "margin" commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220. 3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) in the discretion of the Committee and to the extent permitted by law, in accordance with Section 14; or (viii) by the surrender of all or part of the Option being exercised.

     (f) Use of Restricted Stock to Pay Option Price. If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.

     (g) Special Rules for Section 16 Persons. Except as determined by the Committee in its sole discretion, no Option identified with a Stock Appreciation Right shall be exercisable by a Section 16 Person for six months from its Grant Date. This limitation shall not apply if the Grantee dies or incurs a Disability before the end of the six-month period.

     (h) Provision Applicable to Certain Hardship Distributions. No Grantee shall make any elective contribution or employee contribution (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) (i.e., exercise an Option with cash or check) to the Plan during the 12-month period after the Grantee's receipt of a deemed hardship distribution (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)) from a plan of the Company (or a related party within the provisions of Code Section 414(b), (c), (m) or (o)) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

     8.  RESTRICTED STOCK.

     (a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which, subject to clauses (A) and (B) of this sentence, may be zero), and (ii) the restrictions applicable to such grant; provided, however, that: (A) the per share purchase price of all such shares (other than treasury shares) shall be greater than or equal to the par value of the Stock; and (B) if such shares are to be granted to a Section 16 Person, the per share purchase price of any such shares shall also be at least 50% of the Fair Market Value of the Stock on the Grant Date unless such shares are granted for no monetary consideration or with a purchase price per share equal to the par value of the Stock, except that this clause (B) shall be inapplicable if the Company obtains an opinion of counsel for the Company or a "no action" letter from the staff of the SEC to the effect that such limitation is not necessary for the Plan to comply with the requirements of Rule 16b-3 (or any successor exemption) under the Exchange Act.

(b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares and, in any event, no later than 10 days after the Grant Date for such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the business day next preceding the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the business day next preceding the date of payment; provided that: (A) the use of Stock or restricted stock in payment of such purchase price by a Section 16 Person is subject to the prior receipt by the Company of either a favorable opinion of counsel for the Company or a "no action" letter from the staff of the SEC with respect to the exemption of such use of stock from liability under
Section 16(b) of the Exchange Act or the inapplicability of such liability; (B) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 14; and (C) if the purchase price for Restricted Stock ("New Restricted Stock") is paid with shares of restricted stock ("Old Restricted Stock"), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New

Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

     (c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee's Award of Restricted Stock shall be forfeited: (i) upon the Grantee's Termination of Employment within a specified time period after the Grant Date, or (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee's Termination of Employment.

     (d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of restricted stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and
(iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the Company's tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.

     (e) Certificates. Any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

     9. STOCK APPRECIATION RIGHTS.

     (a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.

     (b) Exercise of Stock Appreciation Rights. Subject to Section 4(b)(viii), 9(d), 13 and 18 and such terms and conditions as the Committee may impose, each Stock Appreciation Right shall be exercisable not earlier than the first anniversary of the Grant Date of such Stock Appreciation Right to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.

     (c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

     (d) Special Rules for Section 16 Persons. Except as determined by the Committee in its sole discretion, no Stock Appreciation Right shall be exercisable by a Section 16 Person for six months from its Grant Date. This limitation shall not apply if the Grantee dies or incurs a Disability before the end of the six-month period.

     10. PERFORMANCE UNITS.

     (a) Grant of Performance Units.

         (i) Before the grant of any Performance Unit, the Committee shall: (A) determine performance goals ("Performance Goals") applicable to such grant,
     (B) designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the "Measuring Period"), and (C) assign a "Performance Percentage" to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time.

         (ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including net income, cash flow, growth in net income or cash flow, earnings per share, growth of earnings per share, return on equity, or return on capital. The Performance Goals may include minimum and optimum objectives or a single set of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

         (iii) When granted, Performance Units may, but need not, be identified with shares of Stock subject to a specific option, specific shares of Restricted Stock, or specific Stock Appreciation Rights of the Grantee granted under the Plan or any Prior Plan in a number equal to or different from the number of the Performance Units so granted. If Performance Units are identified with shares of Stock subject to an option, shares of Restricted Stock, or Stock Appreciation Rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Performance Units shall terminate upon (A) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Stock Appreciation Rights, (B) the exercise of such Option or Stock Appreciation Rights, or (C) the nonforfeitability of such shares of Restricted Stock.

         (iv) With respect to Awards of Performance Units that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (A) select the Grantees for such Awards,
     (B) establish in writing the applicable Performance Goals and all related terms no later than 90 days after the commencement of the period of service to which the Performance Goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and
     (C) designate the Awards that are to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

     (b) Exercise of Performance Units. Subject to Sections 13 and 18 and such terms and conditions as the Committee may impose, if, with respect to any Performance Unit, the minimum Performance Goals have been achieved during the applicable Measuring Period, then such Performance Unit shall be exercisable commencing on the later of (i) the first anniversary of the Grant Date or (ii) the first day after the end of the applicable Measuring Period. Performance Units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Performance Units; provided, however, that Performance Units not identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall be deemed exercised on the date on which they first become exercisable. After completion of the Measuring Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such Award are attained. Unless and until the Committee so certifies, the Award shall not be paid. Unless otherwise provided for in the applicable Award Agreement, the exercise of Performance Units which are identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Stock Appreciation Rights, as the case may be, to the extent of such exercise.

     (c) Benefit of Performance Unit. The benefit for each Performance Unit exercised shall be an amount equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.

     (d) Payment. The benefit upon the exercise of a Performance Unit shall be payable as soon as is administratively practicable after the later of (i) the date the Grantee exercises or is deemed to exercise such Performance Unit, or
(ii) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date such benefit is to be paid.

     (e) No Discretion. With respect to Awards of Performance Units that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the Award due upon attainment of the applicable Performance Goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any Award of Performance Units (i.e., to reduce or eliminate the Award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

     (f) Forfeiture. In addition to any specific provisions on forfeiture provided for in any Performance Unit Award Agreement, Performance Units will be forfeited if the Grantee terminates employment (other than upon death, disability or retirement) with the Company, a Subsidiary or an affiliate prior to the completion of the Measuring Period; provided that the Committee shall have the authority to provide for a partial or full payment of the Award that would have been payable if the Grantee had continued employment for the entire Measuring Period, which shall be paid at the same time as it would have been paid if no such termination of employment occurred, but only if and to the extent the exercise of such discretion by the Committee does not prevent any Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

     11. GRANTEE'S AGREEMENT TO SERVE. Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

     12. NON-TRANSFERABILITY.

     (a) Except as permitted by the Committee in writing, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.

     (b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an Award to (i) Immediate Family Members; (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the Grantee and/or the Immediate Family Members of the Grantee are the only equity owners (collectively, "Eligible Transferees"). An Award that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of the Immediate Family Member.

     (c) In the event that a Grantee transfers an Award to an Eligible Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee's death, the executor or administrator of the Grantee's estate, could have exercised such Award. The Grantee, or in the event of the Grantee's death, the Grantee's estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee.

     13. EFFECTS OF A CHANGE IN CONTROL. The terms and provisions of this
Section 13 shall apply upon the occurrence of a Change in Control only if, prior to the Change in Control, the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:

     (a) General. Subject to Sections 7(g), 9(d) and 18 but notwithstanding
Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.

     (b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.

     14. LOANS AND GUARANTEES. The Committee may, in its discretion:

         (i) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an Option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

         (ii) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes. Any such payment deferral or guarantee by the Company pursuant to this Section 14 shall be on a secured or unsecured basis for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) pays upon exercise of an Option or grant of shares of Restricted Stock, as the case may be, an amount equal to or greater than the aggregate par value of all shares of Stock or Restricted Stock (other than treasury shares) to be then delivered. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 14, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's Termination of Employment or upon the Grantee's sale or other transfer of the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

     15. NOTIFICATION UNDER SECTION 83(B). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under
Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the
Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

     16. MANDATORY WITHHOLDING TAXES.

     (a) General. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

     (b) Incentive Stock Options. If any disqualifying disposition described in
Section 7(b)(vi) is made with respect to shares of Stock acquired under an Incentive Stock Option granted pursuant to the Plan or any election described in
Section 15 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

     17. ELECTIVE SHARE WITHHOLDING.

     (a) Election by Grantee. Subject to Section 17(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock's becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

     (b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee's right to make such an election shall be subject to the Committee's right to revoke such right at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement; (ii) if the Grantee is a Section 16 Person, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so; (iii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; (iv) the Grantee's election shall be irrevocable by the Grantee; (v) unless waived by the Committee, a Section 16 Person may not elect Share Withholding within six months after the grant of the related Option or Stock Appreciation Rights (except if the Grantee dies or incurs a Disability before the end of the six-month period); (vi) unless waived by the Committee, a
Section 16 Person must elect Share Withholding six months before the Tax Date; and (vii) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

     18. TERMINATION OF EMPLOYMENT.

     (a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee's shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee's Termination of Employment.

     (b) Other Awards. If the Grantee has a Termination of Employment for Cause, any unexercised Option, Stock Appreciation Right, or Performance Unit shall terminate upon the Grantee's Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of the Grantee's Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 90th day following the Grantee's Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company's or any Subsidiary's personnel policies, except that: (i) if the Grantee's Termination of Employment is caused by the death of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of the Grantee's death, may be exercised, in whole or in part, at any time within one year after the Grantee's death by the Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee's Termination of Employment is as a result of retirement, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days after such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such 90-day period, such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment; and (iii) if the Grantee's Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such one-year period, such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death.

     (c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee's Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option, Stock Appreciation Right, or Performance Unit which is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option, Stock Appreciation Right, or Performance Unit has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 18(c), such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights but only if such limitation is consented to by the Grantee.

     (d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

     19. SUBSTITUTED AWARDS. If the Committee cancels any Award (granted under this Plan, the Prior Plans, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award and may, in its discretion, provide that the grant date of the canceled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the grant date of the canceled Award; provided that no award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the award to be canceled; and further provided that no Section 16 Person may exercise a substituted Stock Appreciation Right or a substituted Option identified with a Stock Appreciation Right within six months after the grant date (calculated without reference to this Section 19) of such substituted Stock Appreciation Right or Option, unless the Company shall have received an opinion of counsel for the Company or "no action" letter from the staff of the SEC to the effect that such limitation is not necessary in order to avoid liability under Section 16(b) of the Exchange Act.

     20. SECURITIES LAW MATTERS.

     (a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.

     (b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee's authority under this Section 20(b) shall expire on the date of the first Change in Control to which Section 13 applies.

     (c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     (d) Waiver of Section 16 Restrictions. The Committee may waive compliance with any provision of this Plan which is expressly applicable only to Section 16 Persons if the Committee determines that such compliance is not necessary to avoid a violation of Section 16(b) of the Exchange Act.

     21. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     22. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     23. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

     24. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Grantee's Stock, the Committee may require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Grantee who is permitted to execute a promissory note as partial or full consideration for the purchase of Stock under the Plan shall be required to pledge and deposit with the Company all or part of the Stock so purchased as collateral to secure the payment of the Grantee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Grantee under the promissory note notwithstanding any pledge of the Grantee's Stock or other collateral. In connection with any pledge of the Stock, the Grantee shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Stock purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     25. NATURE OF PAYMENTS. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     26. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 18, of Terminations of Employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

     27. ADJUSTMENTS. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, and (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

     28. ADOPTION AND SHAREHOLDER APPROVAL. The Plan shall be approved by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date,

Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.

     29. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     30. AMENDMENT AND TERMINATION OF THE PLAN. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, including without limitation to qualify Awards hereunder as performance-based compensation under Code Section 162(m)(4)(C) and to permit or facilitate qualification of Options therefore or thereafter granted as Incentive Stock Options under the Code; provided that, without shareholder approval, no amendment shall (a) increase the aggregate number of shares which may be issued as Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation Section 1.422A-2(b)(3)(iv) or its successor, or (b) change the material terms of a Performance Goal that were previously approved by shareholders within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision, unless the Board shall determine that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, will not avoid such a loss of deduction or is not advisable. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.

     31. WEEKENDS AND HOLIDAYS. Unless this Section 31 prevents an Option from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award from qualifying as performance-based compensation under
Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     32. FOREIGN GRANTEES. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

     33. INTERPRETATION UNDER SECTION 162(m). Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code, and (ii) every position of the Plan shall be administered, interpreted and construed to carry out (i) hereof. Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

     34. APPLICABLE LAW. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     35. CONSTRUCTION. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

                           [EMMIS COMMUNICATIONS LOGO]






                             oFOLD AND DETACH HEREo
--------------------------------------------------------------------------------

EMMIS COMMUNICATIONS CORPORATION
40 MONUMENT CIRCLE
INDIANAPOLIS, INDIANA 46204

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeffrey H. Smulyan, Norman H. Gurwitz and Gary
L. Kaseff, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Class A Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on June 29, 1999, at 10:00 a.m., and at any adjournment thereof.

1. ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR.

      [ ]  FOR all nominees listed below      [ ]   WITHHOLD AUTHORITY
           (except as written below)                to vote for all nominees

   Nominees: Jeffrey H. Smulyan, Susan B. Bayh*, Gary L. Kaseff, Richard A. Leventhal*, Greg Nathanson, Doyle L. Rose, Frank V. Sica Lawrence B. Sorrel *Class A Directors

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


2. PROPOSAL TO APPROVE THE EMMIS COMMUNICATIONS CORPORATION 1999 EQUITY INCENTIVE PLAN.

                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. PROPOSAL TO APPROVE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (continued on other side)
                             oFOLD AND DETACH HEREo
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

The undersigned acknowledges receipt from Emmis Communications Corporation, prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an annual report to shareholders.


                                        Dated:                      , 1999
                                              ---------------------

                                        ----------------------------------
                                                    (Signature)

                                        ----------------------------------
                                            (Signature if held jointly)

                                        Please sign exactly as name appears
                                        below. When shares are held as joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title. If a corporation, please sign in
                                        full corporate name by President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                                        IMPORTANT:  Please mark, sign, date and
                                                    return the proxy card
                                                    promptly using the enclosed
                                                    envelope.



                                 REVOCABLE PROXY